                                                           EXHIBIT 1.A(9)(a)(iv)

[AIM LOGO APPEARS HERE SUMMIT INVESTORS PLANS]              ROTH IRA APPLICATION

                                                                                     ACCOUNT NO.
                                                                                                -----------------------------------

                Monthly Amount $                             Total Plan Amount $
                                --------------                                  ----------------
--------------  --------------------------------------------------------------
                                           [ ] for Tax Year 19__
 INVESTMENT       $                        [ ] Conversion from Traditional IRA
                   --------------------    [ ] Transfer from another Roth IRA
===============    Initial Investment

                   MAKE CHECK PAYABLE TO:  STATE STREET BANK & TRUST CO.
                --------------------------------------------------------------
                Special Pricing Requested  [ ] Yes  [ ] No              Total Breakpoint $
                                                                                          -----------------
                I am an associated person of a NASD member firm.  [ ] Yes  [ ] No    If yes name of firm
                                                                                                        ---------------------------

                           Account Names                           Account Numbers                         Monthly Amounts

                                                                                                   $
                --------------------------------------       ----------------------------             ------------------------

                                                                                                   $
                --------------------------------------       ----------------------------             ------------------------

                                                                                                   $
                --------------------------------------       ----------------------------             ------------------------

                                                                                                   $
                --------------------------------------       ----------------------------             ------------------------

--------------  ===================================================================================================================

                Name of Investor
ACCOUNT                          --------------------------------------------------------------------------------------------------
REGISTRATION                                       First                  Middle Initial                 Last
                Street or P.O. Box
==============                    -------------------------------------------------------------------------------------------------

                City                                                  State                                    Zip
                    -------------------------------------------------      -----------------------------------    -----------------

                Social Security Number                                Date of Birth
                                      -------------------------------              ------------------------------------------------

--------------  ===================================================================================================================
                I designate the following person(s) primary beneficiary(ies), to receive the balance of my Roth IRA custodial
BENEFICIARY     account upon my death.  The balance of my account shall be distributed in equal amounts to the beneficiary(ies) who
INSTRUCTIONS    survive me.  I hereby certify that there is no legal impediment to the designation of the beneficiary(ies).

==============               Name                           Relationship                Percentage              Birth Date

                ------------------------------      ----------------------------     ----------------    --------------------------

                ------------------------------      ----------------------------     ----------------    --------------------------

                ===================================================================================================================

                I hereby adopt the Summit Investors Plans' Roth IRA appointing State Street Bank and Trust Company as custodian. I have received and read the current prospectus of Summit Investors Plans including the prospectus of AIM Summit Fund and have read and understand the Roth IRA custodial agreement and disclosure statement and consent to the custodial account fees as specified herein.  I understand that the $10.00 annual Roth IRA fee is paid by the redemption of
                AIM Summit Fund shares.  The undersigned warrants that I have full authority and, if a natural person, I am of legal age to purchase shares pursuant to this Application.

                ===================================================================================================================
                WITHHOLDING INFORMATION (SUBSTITUTE FORM W-9)

                   Under the Interest and Dividend Tax Compliance Act of 1983, the Fund is required to have the following certification:  Under the penalties of perjury, I certify by signing this Application as provided below that:

                  (1)     The number shown in Section 2 of this Application is my correct Social Security (or Tax Identification)
                          Number, and

--------------    (2)     I am not subject to backup withholding either because (a) I have not been notified by the Internal
PLEASE READ               Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report
AND SIGN                  all interest or dividends or (b) the IRS has notified me that I am no longer subject to backup
(SIGNATURE)               withholding.  (This paragraph (2) does not apply to real estate transactions, mortgage interest paid, the acquisition or abandonment of secured property, contributions to an individual retirement
==============            arrangement and payments other than interest and dividends.)

                          YOU MUST CROSS OUT PARAGRAPH (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY
                          SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER-REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

                          In addition, the Fund hereby incorporates, by reference, into this section of the Application either the
                          IRS instructions for Form W-9, or the substance of those instructions whichever is attached to this
                          Application.
                 ==================================================================================================================
                   SIGNATURE PROVISIONS

                  I, the undersigned Depositor, have read and understand the foregoing Application and the attached material included herein by reference.  In addition, I certify that the information which I have provided and the information which is included within the Application and the attached material included herein by reference is accurate including but not limited to the representations contained in the Withholding Information Section of this Application above.

                Dated                       ,   19     At
                     -----------------------      --      -------------------------------------------------------------------------
                                                                          City                     State               Zip

                Signature of Shareholder  X
                                           ----------------------------------------------------------------------------------------

--------------  ===================================================================================================================
                Dealer's Name                                             Authorized Signature
INVESTMENT                   -------------------------------------------                       ------------------------------------
DEALER
INFORMATION     Branch Office (Location)
                                        -------------------------------------------------------------------------------------------
==============
                Representative                                            Representative's Signature
                              ------------------------------------------                            -------------------------------
                                Name                            Number
===================================================================================================================================

                                                           12/97 SUM-FRM-11

SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE.

PURPOSE OF FORM. -- A person who is required to file an information return with the IRS must get your correct TIN to report income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt or contributions you made to an IRA. Use Form W-9 to give your correct TIN to the requester (the person requesting your TIN) and when applicable. (1) to certify the TIN you are giving is correct or you are waiting for a number to be issued). (2) to certify you are not subject to backup withholding, or (3) to claim exemption from backup withholding if you are an exempt payee. Giving your correct TIN and making the appropriate certifications will prevent certain payments from being subject to backup withholding.

NOTE: If a requester gives you a form other than a W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

WHAT IS BACKUP WITHHOLDING? -- Persons making certain payments to you must withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that could be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

If you give the requester the correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding. Payments you receive will be subject withholding if:

     1.  You do not furnish your TIN to the requester, or

     2.  The IRS tells the requester that you furnished an incorrect TIN, or

     3. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

     4. You do not certify to the requester that you are not subject to backup withholding under 3 above (for reportable interest and dividend accounts opened after 1983 only), or

     5. You do not certify your TIN. See the Part III instructions for exceptions.

     Certain payees and payments are exempt from backup withholding and information reporting. See the Part II instructions and the separate instructions for the Requester of Form W-9.

HOW TO GET A TIN. -- If you do not have a TIN, apply for one immediately. To apply, get Form SS-5, Application for a Social Security Number Card (for individuals), from your local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number (for business and all other entities), from your local IRS office.

     If you do not have a TIN, write "Applied For" in the space for the TIN in
Part I, sign and date the form and give it to the requester. Generally, you will then have 60 days to get a TIN and give it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN.

Note: Writing "Applied For" on the form means that you have already applied for a TIN or that you intend to apply for one soon.

As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and give it to the requester.

PENALTIES

FAILURE TO FURNISH TIN. -- If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to $500 penalty.

CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

MISUSE OF TINS. -- If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

SPECIFIC INSTRUCTIONS

NAME. -- If you are individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

SOLE PROPRIETOR. -- You must enter your individual name. (Enter either your SSN or EIN in Part 1.) You may enter your business name or "doing business as" name on the business name line. Enter your name as shown on your social security card and business name as it was used to apply for your EIN on Form SS-4.

PART I - TAXPAYER IDENTIFICATION NUMBER (TIN)

You must enter your TIN in the appropriate box. If you are a sole proprietor, you may enter your SSN or EIN. Also see the chart on this page for further clarification of name and TIN combinations. If you do not have a TIN, follow the instructions under How to Get a TIN on page 1.

PART II - FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING

Individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. For a complete list of exempt payees, see the separate instructions for the Requester of Form W-9.

If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in Part I, write "Exempt" in Part II, and sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed Form W-8, Certificate of Foreign Status.

PART III - CERTIFICATION

For a joint account, only the person whose TIN is shown in Part I should sign.

     1. INTEREST, DIVIDEND, AND BARTER EXCHANGE ACCOUNTS OPENED BEFORE 1984 AND BROKER ACCOUNTS CONSIDERED ACTIVE DURING 1993. You must give your correct TIN, but you do not have to sign the certification.

     2. INTEREST, DIVIDEND, BROKER, AND BARTER EXCHANGE ACCOUNTS OPENED AFTER 1983 AND BROKER ACCOUNTS CONSIDERED INACTIVE DURING 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

     3. REAL ESTATE TRANSACTIONS. You must sign the certification. You may cross out item 2 of the certification.

     4. OTHER PAYMENTS. You must give your correct TIN, but you do not have to sign the certification unless you have been notified of an incorrect TIN. Other payments include payments made in the course of the requester's payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services, payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

     5. MORTGAGE INTEREST PAID BY YOU, ACQUISITION OR ABANDONMENT OF SECURED PROPERTY, CANCELLATION OF DEBT, OR IRA CONTRIBUTIONS. You must give your correct TIN, but you do not have to sign the certification.

PRIVACY ACT NOTICE

Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

WHAT NAME AND NUMBER TO GIVE THE REQUESTER


-----------------------------------------------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:                                   GIVE NAME AND SSN OF:
-----------------------------------------------------------------------------------------------------
1.   Individual                                             The individual

2.   Two or more individuals (joint account)                The actual owner of the account or, if
                                                            combined funds, the first individual on
                                                            the account(1)

3.   Custodian account of a minor (Uniform Gift             The minor(2)
     to Minors Act)

4.   a.   The usual recoverable savings trust               The grantor - trustee(1)
          (grantor is also trustee)
     b.   So-called trust account that is not a             The actual owner(1)
          legal or valid trust under state law

5.   Sole proprietorship                                    The owner(3)


-----------------------------------------------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:                                   GIVE NAME AND EIN OF:
-----------------------------------------------------------------------------------------------------
6.   Sole proprietorship                                    The owner(3)

7.   A valid trust, estate, or pension trust                Legal entity(4)

8.   Corporate                                              The corporation

9.   Association, club, religious, charitable,              The organization
     educational, or other tax-exempt organization

10.  Partnership                                            The partnership

11.  A broker or registered nominee                         The broker or nominee

12.  Account with the Department of Agriculture in          The public entity
     the name of a public entity (such as a state
     or local government, school district or
     prison) that receives agricultural program
     payments.

-----------------------------------------------------------------------------------------------------


(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may also use either you SSN or EIN.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN or the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Form 5305-RA                                ROTH INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT                              Do not file
(January 1998)                                                                                                     with the Internal
Department of the Treasury                (Under Section 408A of the Internal Revenue Code)                         Revenue Service
Internal Revenue Service
------------------------------------------------------------------------------------------------------------------------------------
Name of depositor                                 Date of birth of depositor                                  Social security number

------------------------------------------------------------------------------------------------------------------------------------
Address of depositor                                                                             Check If Roth Conversion IRA -) [ ]
                                                                                                 Check If Amendment           -) [ ]
------------------------------------------------------------------------------------------------------------------------------------
Name of Custodian                                 Address or principal place of business or custodian

State Street Bank and Trust Company               The Commonwealth of Massachusetts
------------------------------------------------------------------------------------------------------------------------------------

          The depositor whose name appears above is establishing a Roth individual retirement account (Roth IRA) under section 408A to provide for his or her retirement and for the support of his or her beneficiaries after death.

          The custodian named above has given the depositor the disclosure statement required under Regulations section 1.408-6.

          The depositor assigned the custodial account $.................

          The depositor and the custodian make the following agreement:

--------------------------------------------------------------------------------

                                   ARTICLE I

          1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the depositor.

          2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

                                   ARTICLE II

          The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single depositor, the $2,000 annual contribution is phased out between AGI of $85,000 and $110,000; for a married depositor who files jointly, between AGI of $150,000 and $160,000; and for a married depositor who files separately, between $0 and $10,000. In the case of a conversion, the custodian will not accept IRA Conversion Contributions in a tax year if the depositor's AGI for that tax year exceeds $100,000 or if the depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

                                  ARTICLE III

          The depositor's interest in the balance in the custodial account is nonforfeitable.

                                   ARTICLE IV

          1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

          2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

                                   ARTICLE V

          1. If the depositor dies before his or her entire interest is distributed to him or her and the grantor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the depositor or, if the depositor has not so selected, at the election of the beneficiary or beneficiaries, either:

          (a) Be distributed by December 31 of the year containing the fifth anniversary of the depositor's death, or

          (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the following the year of the depositor's death.

          If distributions do not begin by the date described in (b), distribution method (a) will apply.

          2. In case of distribution method 1.(b) above, to determine the minimum annual payment for each year, divide the grantor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

          3. If the depositor's spouse is the sole beneficiary on the depositor's date of death, such spouse will then be treated as the depositor.

                                   ARTICLE VI

          1. The depositor agrees to provide the custodian with information necessary for the custodian to prepare any reports required under sections 408(l) and 408A(d)(3)(E). Regulations sections 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

          2. The custodian agrees to submit reports to the Internal Revenue Service and the depositor prescribed by the Internal Revenue Service.

                                  ARTICLE VII

          Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

                                  ARTICLE VIII

          This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

--------------------------------------------------------------------------------
3                              Cat. No. 25094Y               Form 5305-RA (1-98)
--------------------------------------------------------------------------------

ARTICLE IX

     The following information is applicable to Roth IRAs, not Traditional IRAs. The rules regarding Roth IRAs are new. Congress and the Internal Revenue Service are refining the rules, so the following rules and/or their interpretation are subject to change.

     1. PURSUANT TO THE TERMS of this Summit Investors Plans Individual Retirement Custodial Account Agreement and the related Roth IRA Application (referred to herein as the "Roth IRA Adoption Agreement"), the Depositor directs the Custodian to invest all custodial account funds after deductions for sales charges and Custodian fees, in shares (hereinafter referred to as "Fund Shares") of AIM Summit Fund, Inc. (the "Fund").

     2.   (i)  ANNUAL CASH CONTRIBUTIONS:

     The Depositor may make annual cash contributions to the account within the limits specified in Article I. All contributions shall be hand delivered or mailed to the Custodian by the Depositor, with an indication of the taxable year to which such contribution relates.

          (ii) ROLLOVER CONTRIBUTIONS:

     In addition to any annual contributions referred to in Paragraph (i) above, but subject to this Paragraph (ii), the Depositor may contribute to the account, at any time, a rollover contribution of such cash or other property as shall constitute a rollover amount or contribution under section 402(c), 403(a)(4), 403(b)(8), 408(d)(3) or 408A(e) of the Code. The Depositor shall be responsible for determining whether a rollover to a Roth IRA is permissible under the Internal Revenues Code, and the timeliness of any rollover. The Custodian will accept for the account all rollover contributions which consist of cash, and it may, but shall be under no obligation to, accept any other rollover contribution. In the case of rollover contributions composed of assets other than cash, the prospective Depositor shall provide the Custodian with a description of such assets and such other information as the Custodian may reasonably require. The Custodian may accept all or any part of such a rollover contribution if it determines that the assets of which such contribution consists are either in a medium proper for investment hereunder or that the assets can be promptly liquidated for cash. The Custodian may reject any rollover contribution.

     The Depositor warrants that any rollover contribution to the account consists of cash, the same property received in the distribution or, in the case of amounts distributed to the Depositor from a qualified employer's plan or annuity, the proceeds from the sale of the same property received in the distribution.

     3. THE DEPOSITOR SHALL BE FULLY AND SOLELY RESPONSIBLE for all taxes, interest and penalties which may accrue or be assessed by reason of any excess or impermissible deposit, and interest, if any, earned thereon. Any contributions made by or on behalf of the Depositor in respect of a taxable year of the Depositor shall be made by or on behalf of the Depositor to the Custodian for deposit in the custodial account within the time period for claiming any income tax deduction for such taxable year. It shall be the sole responsibility of the Depositor to determine the amount of the contributions made hereunder. The Depositor shall execute such forms as the Custodian may require in connection with any contribution thereunder.

ARTICLE X

     1. THE CUSTODIAN SHALL from time to time, subject to the provisions of Articles IV and V, make distributions out of the custodial account to the Depositor, in such manner and amounts as may be specified in written instructions to the Depositor. All such instructions shall be deemed to constitute a certification by the Depositor that the distribution so directed is one that the Depositor is permitted to receive. A declaration of the Depositor's intention as to the disposition of an amount distributed pursuant to Article V hereof shall be in writing and given to the Custodian. The Custodian shall have no liability with respect to any contribution to the custodial account, any investment of assets in the custodial account or any distribution therefrom pursuant to instructions received from the Depositor or pursuant to this Agreement, or for any consequences to the Depositor arising from such contributions, investments or distributions including, but not limited to, excise and other taxes and penalties which might accrue or be assessed by reason thereof, nor shall the Custodian be under any duty to make any inquiry or investigation with respect thereto.

     2. THE DEPOSITOR SHALL BE fully and solely responsible for all taxes and penalties which might accrue or be assessed for having failed to make the annual minimum withdrawal required in any year.

ARTICLE XI

     A Depositor shall have the right to designate a beneficiary or beneficiaries to receive any amounts remaining in his account in the event of his death. Any prior beneficiary designation may be changed or revoked at any time by a Depositor by written designation signed by the Depositor on a form acceptable to, and filed with, the Custodian; provided, however, that such designation, or change or revocation of a prior designation shall not become effective until it has been received by the Custodian, nor shall it be effective unless received by the Custodian no later than thirty days before the death of the Depositor, and provided further that the last such designation of beneficiary or change or revocation of beneficiary executed by the Depositor, if received by the Custodian within the time specified, shall control. Unless otherwise provided in the beneficiary designation, amounts payable by reason of the Depositor's death will be paid in equal shares only to the primary beneficiary or beneficiaries who survive the Depositor, or, if no primary beneficiary survives the Depositor, to the contingent beneficiary or beneficiaries who survive the Depositor. If the Depositor had not, by the date of his death, properly designated a beneficiary in accordance with the preceding sentences, or if no designated beneficiary survives the Depositor, then the Depositor's beneficiary shall be the Depositor's estate.

ARTICLE XII

     1. ANY ADMINISTRATIVE OR OTHER FEES of the Custodian and its agents for performing duties pursuant to this Agreement shall be in such amount as shall be established from time to time. The Depositor agrees to pay the custodian the fees specified in its current fee schedule and authorizes the Custodian to charge the Depositor's custodian account for the amount of such fees.

     2. UPON 30 DAYS' PRIOR WRITTEN NOTICE, the Custodian may substitute a new fee schedule. The Custodian's fees, any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the custodial account, that may be levied or assessed in respect of such assets, and all other administrative expenses incurred by the Custodian in the performance of its duties including fees for legal services rendered to the Custodian, may be charged to the custodial account with the right to liquidate Investment Company shares for this purpose, or at the Custodian's option, shall be billed to the Depositor directly.

ARTICLE XIII

     1. THIS AGREEMENT SHALL take effect only when accepted and signed by the Custodian. As directed, the Custodian shall then open and maintain a separate custodial account for Depositor and invest the initial contribution hereunder in shares of the Fund. Where the Roth IRA Adoption Agreement is checked for spousal accounts, separate custodial accounts will be opened and maintained in each spouse's name. The amounts specified in the Roth IRA Adoption Agreement shall be credited to each spouse's separate custodial account except that no more than $2,000 shall be credited to either custodial account.

     2. THE CUSTODIAN SHALL invest subsequent contributions as directed. If any such written instructions are not received as required however, or if received, are in the opinion of the Custodian unclear, or if the accompanying contribution exceeds $2,000 for the Depositor and/or $2,000 for the Depositor's spouse, the Custodian may hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation, and without liability for interest, pending receipt of written instructions or clarification.

     3. ALL DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS, less charges, received on Fund shares held in the custodial account shall (unless received in additional such shares) be reinvested in shares of the Fund, which shall be credited to the custodial account. If any distribution on such shares may be received at the election of the Depositor in additional such shares or in cash or other property, the Custodian shall elect to receive it in additional Fund shares.

     4. ALL FUND SHARES ACQUIRED by the Custodian hereunder shall be registered in the name of the Custodian (with or without identifying the Depositor) or of its nominees. The Custodian shall deliver, or cause to be executed and delivered, to the Depositor all notices, prospectuses, financial statements, proxies and proxy solicitation materials relating to such Fund shares held in the custodial account. The Custodian shall not vote any Fund shares except in accordance with the written instructions received from the Depositor.

ARTICLE XIV

     1. THE CUSTODIAN SHALL keep adequate records of transactions it is required to perform hereunder. Not later than six months after the close of each calendar year or after the Custodian's registration or removal pursuant to
Article XV below, the Custodian shall render to the Depositor or the Depositor's legal representative a written report or reports reflecting the transactions effected by it during such period and the assets and liabilities of the custodial account at the close of the period. Sixty days after rendering such report(s), the Custodian shall (to the extent permitted by law) be forever released and discharged from all liability and accountability to anyone with respect to its acts and transactions shown in or reflected by such report(s), except with respect to those as to which the Depositor or the Depositor's legal representative shall have filed written objections with the Custodian within the latter such sixty-day period.

     2. THE CUSTODIAN SHALL receive and invest contributions as directed by the Depositor, hold and distribute such investments, and keep adequate records and reports thereon, all in accordance with this Agreement. The parties do not intend to confer any other fiduciary duties of the Custodian, and none shall be implied. The Custodian shall not be liable (and assumes no responsibility) for the collection of contributions, the deductibility or propriety of any contribution under this Agreement, or the purposes of propriety of any distribution from the account, which matters are the responsibility of the Depositor or the Depositor's legal representative.

     3. THE DEPOSITOR, to the extent permitted by law, shall always fully indemnify the Custodian and save it harmless from any and all liability whatsoever which may arise in connection with this Agreement and matters which it contemplates, except that which arises due to the Custodian's negligence and willful misconduct. The Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by the Custodian and Depositor or said legal representative, and unless fully indemnified for so doing to the Custodian's satisfaction.

     4. THE CUSTODIAN MAY conclusively rely upon and shall be protected in acting upon any written order from the Depositor or the Depositor's legal representative or any other notice, request, consent, certificate or other instruments or paper believed by it to be genuine and to have been properly executed, and as long as it acts in good faith in taking or omitting to take any other action in reliance thereon.

ARTICLE XV

     1. THE CUSTODIAN MAY resign at any time upon 30 days' notice in writing to the Depositor, and may be removed by the Depositor at any time upon thirty days' notice in writing to the Custodian. Upon such resignation or removal, the Depositor shall appoint a successor custodian to serve under this Agreement. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall transfer to such successor the assets of the custodial account and all necessary records (or copies thereof) pertaining thereto, provided that (at the Custodian's request) any successor custodian shall agree not to dispose of any such records without the Custodian's consent. The Custodian is authorized, however, the reserve such assets as it may deem advisable for payment of any other liabilities constituting a charge on or against the assets of the custodial account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.

     2. THE CUSTODIAN SHALL NOT be liable for the acts or omissions of such successor custodian.

     3. THE CUSTODIAN, AND EVERY SUCCESSOR CUSTODIAN appointed to serve under this agreement, must be a bank (as defined in Section 408(n) of the Code) or such other person who qualifies with the Internal Revenue Service to serve in the manner prescribed by Code section 408(a)(2) and satisfies the Custodian, upon request, as to such qualification.

     4. AFTER THE CUSTODIAN HAS transferred the custodial account assets (including any reserve balance as contemplated above) to the successor custodian, the Custodian shall be relieved of all further liability with respect to this Agreement, the custodial account and the assets thereof.

ARTICLE XVI

     1. THE CUSTODIAN SHALL terminate the custodial account and pay the proceeds of the account to the account to the depositor if within 30 days after the resignation or removal of the Custodian pursuant to Article IV above, the Depositor has not appointed a successor custodian which has accepted such appointment unless within the time the Distributor appoints such successor and gives written notice thereof to the Depositor and the Custodian. The Distributor shall have the right, but not the duty, to appoint such a successor. Termination of the custodial account shall be effected by distributing all of the assets therein in cash or in kind to the Depositor in a lump sum, subject to the Custodian's right to reserve funds as provided in said Article XV.

     2. UPON TERMINATION of the custodial account in any manner provided for in this Article XVI, this Agreement shall terminate and have no further force and effect, and the Custodian shall be relieved from all further liability with respect to this Agreement, the custodial account and all assets thereof so distributed.

ARTICLE XVII

     1. ANY NOTICE FROM THE CUSTODIAN TO THE DEPOSITOR provided for in this Agreement shall be effective when mailed if sent by first class mail to the Depositor at the Depositor's last known address as shown on the Custodian's records. Any notice required or permitted to be given to the Custodian, shall become effective upon actual receipt by the Custodian at such address as the Custodian shall provide the Depositor from time to time in writing.

     2. THIS AGREEMENT IS accepted by the Custodian and shall be construed and administered in accordance with the laws of The Commonwealth of Massachusetts. The Custodian and the Depositor hereby waive and agree to waive right to trial by jury in an action or proceeding instituted in respect to this custodial account. The Depositor further agrees that the venue of any litigation between him and the Custodian with respect to the custodial account shall be in The Commonwealth of Massachusetts.

     3. THIS AGREEMENT IS intended to qualify under section 408A of the Code as a Roth IRA and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with that intent.

     4. ALL PROVISIONS IN THIS AGREEMENT ARE subject to the Code and to regulations promulgated thereunder. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

     5. THE CUSTODIAN SHALL have no duties whatsoever except such duties as it specifically agrees to writing, and no implied covenants or obligations shall be read into this Agreement against the Custodian. The Custodian shall not be liable under this Agreement, except for its own bad faith, gross negligence or willful misconduct

     6. NO INTEREST, RIGHT OR CLAIM IN OR TO ANY PART of the custodial account or any payment therefrom shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, communication, anticipation, garnishment, attachment, execution, or levy of any kind and the Custodial shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same, except as required by law.

     7. THE DEPOSITOR HEREBY DELEGATES to the Custodian the power to amend this agreement from time to time as it deems appropriate, and hereby consents to all such amendments, provided, however, that all such amendments are in compliance with the provisions of the Code and the regulations promulgated thereunder. All such amendments shall be effective as of the date specified in a written notice of amendment which will be sent to the Depositor.

INSTRUCTIONS

(Section references are to the Internal Revenue Code unless otherwise noted.)

PURPOSE OF FORM

     This model custodial account agreement may be used by an individual who wishes to adopt a Roth IRA under section 408A. When fully executed by the Depositor and the Custodian not later than the time prescribed by law for filing the Federal income tax return for the Depositor's tax year (not including any extensions thereof), a Depositor will have a Roth IRA custodial account which meets the requirements of section 408A. This account must be created in the United States for the exclusive benefit of the Depositor or his/her beneficiaries.

DEFINITIONS

     CUSTODIAN. The Custodian must be a bank or savings and loan association, as defined in section 408(n), or other person who has the approval of the Internal Revenue Service to act as a custodian.

     DEPOSITOR. The Depositor is the person who establishes the custodial account.

ROTH IRA FOR NONWORKING SPOUSES

     Contributions to a Roth IRA custodial account for a non-working spouse must be made to a separate Roth IRA custodial account established by the nonworking spouse.

     This form may be used to establish the Roth IRA custodial account for the nonworking spouse.

     An individual's social security number will serve as the identification number of his or her individual retirement account.

     For more information, obtain a copy of the required disclosure statement from your custodian or get Publication 590, Individual Retirement Arrangements
(IRAs).

SPECIFIC INSTRUCTIONS

     ARTICLE IV - Distribution made under this Article may be made in a single sum, periodic payment, or a combination of both.

     ARTICLE IX - This article and any that follow it may incorporate additional provisions that are agreed upon by the Depositor and the Custodian to complete the agreement. These may include, for example: definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of Custodian, Custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the Depositor, etc. Use additional pages if necessary and attach them to this form.

     Note: This form may be reproduced and reduced in size for adoption to passbook or card purposes.

SUMMIT INVESTORS PLANS
ROTH IRA CUSTODIAL ACCOUNT DISCLOSURE STATEMENT

     Under applicable federal regulations, a custodian of a Roth IRA account is required to furnish each depositor who has established or is establishing a Roth IRA account with a statement which discloses certain information regarding the account. State Street Bank and Trust Company (hereinafter referred to as the "Custodian") is providing this Disclosure Statement to you in accordance with that requirement, and this Disclosure Statement contains general information about The Summit Investors Plans Roth IRA Custodial Account (hereinafter referred to as "Roth IRA"). This Disclosure Statement should be reviewed in conjunction with both the Roth Individual Retirement Custodial Account agreement (Form 5305 and any attachments thereto, hereinafter referred to as the "Custodial Agreement") and the Adoption Agreement for your Roth IRA. You should review this Disclosure Statement and the Roth IRA documents with your attorney or tax advisor. The Custodian cannot give tax advice or determine whether or not the Roth IRA is appropriate for you.






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
The following information is applicable to Roth IRAs, not Traditional IRAs. The rules regarding Roth IRAs are new. Congress and the Internal Revenue Service are refining the rules, so the following rules and/or their interpretation are subject to change.

A.   SEVEN DAY RIGHT TO REVOKE YOUR ROTH IRA.

     You may revoke your Roth IRA at any time within 7 business days after the date the Roth IRA is established, by giving proper notice. For purposes of revocation, it will be assumed that you received the Disclosure Statement no later than the date of your check with which you opened your Roth IRA. Written notice must be hand delivered or sent by first class mail, in which case, the revocation will be effective as of the date the notice is postmarked (or if sent by certified or registered mail, the date of certification or registration). Notice of revocation should be made to: A I M Distributors, Inc., Eleven Greenway Plaza, Suite 763, P.O. Box 4264, Houston, Texas 77210-4264,
Attention: Summit Client Services Department, area code (800) 995-4246. If you revoke your Roth IRA, you are entitled to a refund of your entire contribution to the Roth IRA, without adjustment for such items as sales commissions, administrative expenses or fluctuation in market value. If you do not revoke within 7 business days after the establishment of the Roth IRA, you will be deemed to have accepted the terms and conditions of the Roth IRA and cannot later revoke the Roth IRA without certain potential penalties.

B.   STATUTORY REQUIREMENTS.

     A Roth IRA is a trust or custodial account created or organized in the United States for your exclusive benefit or that of your beneficiaries. It must be created by a written governing instrument that meets the following requirements:

     (1) THE TRUSTEE OR CUSTODIAN MUST BE A BANK, federally insured credit union, savings and loan association or another person eligible to act as trustee or custodian;

     (2) EXCEPT FOR ROLLOVER CONTRIBUTIONS (as described in Part F below), no contribution will be accepted unless it is in cash or cash equivalent, including, but not by way of limitation, personal checks, cashier's checks, and wire transfers;

     (3) EXCEPT FOR ROLLOVERS contributions of more than $2,000 for any tax year may not be made;

     (4) YOU WILL HAVE A NONFORFEITABLE INTEREST IN THE ACCOUNT;

     (5) NO PART OF THE TRUST OR CUSTODIAL FUNDS will be invested in life insurance contracts, nor may the assets by commingled with other property except in a common trust fund or common investment fund. Furthermore, as provided in section 408(m) of the Internal Revenue Code of 1986, as amended (the "Code"), your Roth IRA may not be invested in "collectibles," such as art words, antiques, metals, gems, stamps, coins (with an exception for certain U.S.-minted gold and silver coins and certain bullion), and certain other types of tangible personal property. An investment in a collectible would be treated as a distribution from you Roth IRA which would be includible in your gross income, and, if you had not attained the age of 59 1/2, the distribution would also be subject to the premature distribution penalty as discussed in Part E(5) below;

     (6) UNLIKE A TRADITIONAL IRA, YOUR INTEREST IN YOUR ROTH IRA IS NOT REQUIRED TO BE DISTRIBUTED WHEN YOU REACH AGE 70 1/2.

C.   INVESTMENT OF YOUR ROTH IRA.

     Under the terms of the Custodial Agreement, your contributions will be invested by the Custodian in full and fractional shares of AIM Summit Fund, Inc. in accordance with the Summit Investors Plan that you have established. Subject to the foregoing and to any additional restrictions described in the Custodial Agreement, you have complete control over the investment of your Roth IRA Funds. The Custodian will not provide any form of investment advice or make investment recommendations of any type, so you will make all investment decisions on the basis of information you obtain from other sources. When you make a decision on how you wish to invest Funds held in your Roth IRA, you should provide the Custodian with specific instructions, detailing your investment decision so that the Custodian can effectuate such Investments as provided in your Roth IRA Custodial Agreements. If you fall to direct the Custodian as to the Investment of all or any portion of your Roth IRA account, the Custodian shall hold such uninvested amount in your account and shall incur no liability for interest or earnings thereon. All dividends, capital gain distributions and contributions received on shares held in your Roth IRA will be invested in shares of AIM Summit Fund, Inc. which shall be credited to the Custodian account. Detailed information about the Summit Investors Plans and the shares of AIM Summit Fund, Inc. must be furnished to you in the form of prospectus governed by rules of the Securities and Exchange Commission.

D.   LIMITATIONS AND RESTRICTIONS ON ROTH IRA CONTRIBUTIONS AND DEDUCTIONS.

     Except in the case of rollover contributions (see Part F below), generally you may contribute up to the lesser of $2,000 or 100% of your compensation (earned income) to your Roth IRA for any taxable year. A non-working spouse may contribute up to $2,000 to a separate Roth IRA.

     Contributions to a Roth IRA are nondeductible, but earnings on a Roth IRA generally are not subject to federal income tax. The $2,000 individual Roth IRA limit is reduced by any deductible or nondeductible contributions you make to a Traditional IRA. You should consult your tax advisor to determine the specific application of such rules to your Roth IRA contributions for any particular taxable year.

     Contributions to a Roth IRA are not deductible, but earnings on a Roth IRA generally are not subject to federal income tax if they are distributed after the account has been in existence for five years and the distribution is made on account of death, disability, after age 59 1/2, or for certain qualifying events. The $2,000 maximum contribution to a Roth IRA is reduced for taxpayers whose income exceeds $95,000 (single filer) or $150,000 (joint filers) and is phased-out entirely for taxpayers whose income exceeds $110,000 (single) or $160,000 (joint).

E.   FEDERAL INCOME TAX STATUS OF THE ROTH IRA AND CERTAIN DISTRIBUTIONS.

     (1) IN GENERAL. Except as described below, your Roth IRA and earnings thereon are exempt from federal income tax at least until distributions are made from the Roth IRA.

     (2) TAX TREATMENT OF DISTRIBUTIONS FROM A ROTH IRA. Contributions to a Roth IRA are not tax-deductible, but distributions may be received tax-free under certain circumstances. After a Roth IRA account has been maintained for at least five years (whether or not contributions were made for all years), investment earnings may be withdrawn without being subject to federal income tax if the distribution is made after age 59 1/2, in the case of death or disability, or for a first home purchase. A withdrawal for a first home purchase is limited to $10,000 and is available to a person who has not had an ownership interest in a principal residence during the two years ending on the date of purchase. The dollar amount of contributions (but not earnings) to a Roth IRA may be withdrawn without penalty at any time.

     (3) EXCESS CONTRIBUTIONS. If contributions to your Roth IRA are in excess of the limits stated in Part D above, you will be assessed a 6% nondeductible excise tax on such excess amounts. This tax is payable for each year the excess is permitted to remain in your Roth IRA. However, if the excess contribution and all earnings thereon are returned before the due date for filing your income tax return for the year in which the excess contributions was made, the 6% excise tax will not be assessed. The earnings on such excess contributions that are returned to you will be assessed. The earnings on such excess contributions that are returned to you will be taxable as ordinary income and will be deemed to have been earned and taxable in the tax year during which the excess contribution was made. In addition, if you are not disabled or have not reached age 59 1/2, the earnings will be subject to the 10% premature withdrawal penalty discussed below. The 6% excess contribution tax may be eliminated for future tax years by withdrawing the excess contribution from your Roth IRA before the due date for filing your tax return for that year or by under contributing for a subsequent year by an amount equal to the excess contribution. If the total contributions for the year to your Roth IRA are $2,000 or less, you may withdraw any excess contributions after the due date for filing your tax return, including extensions, and not include the amount withdrawn in your gross income. It is not necessary to withdraw the interest or other income earned on the excess. You will have to pay the 6% tax on the excess amount for each year the excess contributions was in the Roth IRA.

     If less than the maximum amount of contributions has been made in years before the year you make an excess contribution, the prior year's difference may not be used to reduce the excess contributions. Qualified rollover contributions, as described in Part F below, are not considered excess contributions.

     (4) PREMATURE DISTRIBUTIONS. In addition to any regular income tax that may be payable, distributions from your Roth IRA that occur before you reach age 59 1/2 (except in the event of disability, death, rollover, or as a qualifying distribution), will be assessed a 10% additional income tax on the amount distributed which is includible in your gross income. However, the additional 10% income tax will not be imposed if the distribution is one of a scheduled series of level payments to be made over your life or life expectancy or over the joint lives or joint life expectancies of you and your beneficiary. Amounts treated as distributions from the Roth IRA because of pledging the Roth IRA as described below, or prohibited transactions as described below, will also be considered premature distributions if they occur before you reach age 59 1/2 (assuming you are not disabled).

     (5) PLEDGING THE ROTH IRA. If you pledge your Roth IRA as security for a loan, the portion so pledged is treated as being distributed to you in that year. In addition to any regular income tax that may be payable on the distribution, the premature distribution penalty as discussed above may also be applicable.

     (6) PROHIBITED TRANSACTIONS. If you or your beneficiary engages in a prohibited transaction, as described in section 4975 of the Code with respect to your Roth IRA, your Roth IRA will lose its exemption from tax and you must include the fair market value of your Roth IRA in your gross income for the year during which the prohibited transaction occurred. In addition to any regular income tax that may be payable, the premature distribution penalty as discussed above may also be applicable.

     (7) ESTATE AND GIFT TAX STATUS OF DISTRIBUTIONS. You should consult your tax advisor with respect to the application of community property laws on estate and gift tax issues relating to your Roth IRA.



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
     (8) FEDERAL INCOME TAX WITHHOLDING. The taxable portion of distributions from your Roth IRA, if any, is subject to federal income tax withholding unless you elect not to have withholding applied. If you elect not to have withholding applied to taxable distributions from your IRA, or if insufficient federal income tax is withheld from any distribution, you may be responsible for payment of estimated taxes, as well as for penalties under the estimated tax rules, if withholding and estimated tax payments were not sufficient. Additional information regarding withholding and the necessary election forms will be provided no later than at the time a distribution is requested.


F.   ROLLOVER CONTRIBUTIONS.

     A rollover is a contribution of cash or other assets from one retirement program to another. There are two kinds of rollover contributions to an IRA. In one, you contribute amounts distributed to you from one IRA to another IRA. With the other type, you contribute amounts distributed to you from your employer's qualified plan or 403(b) plan to an IRA. A rollover is an allowable IRA contribution which is not subject to the limits on regular contributions discussed in Part D above. However, you may not deduct a rollover contribution to your IRA on your tax return.

     If you receive a distribution from the qualified plan of your employer or former employer, the distribution must be an "eligible rollover distribution" in order for you to be able to roll all or part of the distribution over to your IRA. Your employer, or former employer will give you the opportunity to roll over the distribution directly from the plan to the IRA. If you elect, instead, to receive the distribution, you must deposit it into the IRA within 60 days after you receive it.

     An "eligible rollover distribution" is any distribution from a qualified plan that would be taxable other than (1) a distribution that is one of a series of periodic payments for any employee's life or over a period of 10 years or more,(2) a required distribution after you attain age 70 1/2 and (3) certain corrective distributions.

     The proceeds of a Roth IRA may be rolled over only to another Roth IRA. A Roth IRA may accept the proceeds of a tax-qualified plan or a traditional IRA, but any taxable portion of such a rollover shall be subject to federal income tax. Similarly, a Traditional IRA may be redesignated as a Roth IRA, with the taxable portion of the converted IRA being subject to federal income tax at the time of conversion. In the case of such a rollover or conversion during 1998, the amount required to be included in income shall be spread ratably over four years.

G.   AMENDMENTS.

     The Custodian of your Roth IRA may amend the agreements establishing your Roth IRA at any time. The Custodian will comply with the amendment procedures set forth in your Custodial Agreement.

H.   FINANCIAL DISCLOSURE.

     Because the value of assets held in your Roth IRA is subject to market fluctuation, the value of your Roth IRA can neither be guaranteed nor projected. There is no assurance of growth in the value of your Roth IRA or guarantee of investment results. You will, however, be provided with periodic statements of your Roth IRA, including current market values of investments.

     Certain fees will be charged by the Custodian in connection with your Roth IRA. Such fees are disclosed on the Custodian's fee schedule, a copy of which has been provided to you. Upon thirty days' prior written notice, the Custodian may substitute a new fee schedule. Any fees or other expenses incurred in connection with your Roth IRA will be deducted from your Roth IRA (with liquidation of Fund Shares, if necessary), or at the Custodian's option, such fees or expenses may be billed to you directly.

     For its services under Summit Investors Plans, State Street Bank and Trust Company receives a custodian fee. This fee is in addition to fees it receives for acting as Custodian under the Roth IRA. State Street Bank and Trust Company and A I M Distributors, Inc., also will receive additional fees for performing specific services with respect to Summit Investors Plans. Any such fees will be fully disclosed to you. Potential investors should obtain a copy of the current combined Prospectus relating to Summit Investors Plans/AIM Summit Fund, Inc. prior to making an investment for a full description of all applicable fees and expenses. Also, copies of the Statement of Additional Information relating to AIM Summit Fund, Inc. will be provided upon your request to A I M Distributors, Inc.

I.   MISCELLANEOUS.

     Each year you will be provided a statement(s) of account which will give the amount of contributions to the Roth IRA, the year to which each contribution relates, and the total value of the Roth IRA as of the end of the year. Information relating to contributions and distributions must be reported annually to the Internal Revenue Service and to you. You must also file Form 5329 (Return for Individual Retirement Savings Arrangement) with the Internal Revenue Service for each taxable year during which you are assessed any penalty or tax as discussed in Part E above.

     Further information about Roth IRAs can be obtained from any district office of the Internal Revenue Service or from the Custodian.

     All provisions in the Disclosure Statement are subject to the Code and to the regulations promulgated thereunder. This Disclosure Statement constitutes a nontechnical restatement and summary of certain provisions of the Code which may affect your Roth IRA. This is not a legal document. Your legal rights and obligations are governed by the federal tax laws and regulations and your Custodial Agreement and Adoption Agreement with the Custodian.

The Depositor has assigned the Roth IRA custodial account _____ dollars ($_____) in cash.

The Depositor has assigned the Roth IRA custodial account _____ dollars ($_____) in cash.


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Depositor's signature                             Date


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Custodian's signature                             Date


--------------------------------------------------------------------
Witness


(Use only if signature of the Depositor or the Custodian is required to be witnessed.)



7